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                                                                    Exhibit 3.38

         Certificate of Merger of E.B. International, Inc. with and into
                        EB International Holdings, Inc.

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                              CERTIFICATE OF MERGER

                                       OF

                            E.B. INTERNATIONAL, INC.

                                  WITH AND INTO

                         EB INTERNATIONAL HOLDINGS, INC.

                                   **********

     The undersigned corporation

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME                              STATE OF INCORPORATION
----                              ----------------------
E.B. International, Inc.          Pennsylvania
EB International Holdings, Inc.   Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is EB International Holdings, Inc., a Delaware corporation.

     FOURTH: That the Certificate of incorporation of EB International Holdings, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:31 PM 11/15/2001
                                                          010578217 - 3371190

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     FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 931 S. Matlack Street, West Chester, PA 19803.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation                 Class   Number of Shares   Par value per share
-----------                 -----   ----------------   -------------------
E.B. International, Inc.    Common        1000                $1.00

     EIGHTH: That this Certificate of Merger shall be effective on upon filing.

Dated: November 13th, 2001.

                                        EB INTERNATIONAL HOLDINGS, INC.


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Name: Illegible
                                        Title: President